UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007

(Address of Principal Executive Offices)                (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013 per share	PGNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 16, 2020, Progenics Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that, at a special meeting of its stockholders held on June 16, 2020 (the “Special Meeting”), the Company’s stockholders voted to approve the adoption of the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020, by and among the Company, Lantheus Holdings, Inc., a Delaware Corporation (“Lantheus Holdings”) and Plato Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lantheus Holdings (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Lantheus Holdings. At the Special Meeting, the Company’s stockholders also voted to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by the Company to its named executive officers in connection with the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Company expects to file a Form 8-K under Item 5.07 with the Securities and Exchange Commission reporting the voting results within the required time period for such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ David W. Mims
David W. Mims
Interim Chief Executive Officer and Interim Chief Financial Officer

Date: June 16, 2020